Exhibit 99.1

Immediate	Karen L. Widmayer: Media Contact
(202) 729-1789
karen.widmayer@carramerica.com
Stephen Walsh: Analyst Contact
(202) 729-1764
stephen.walsh@carramerica.com

CARRAMERICA REALTY OPERATING PARTNERSHIP, L.P. COMMENCES CASH TENDER OFFERS AND RELATED CONSENT SOLICITATIONS FOR OUTSTANDING DEBT SECURITIES

Washington, D.C. — June 8, 2006 —CarrAmerica Realty Corporation (NYSE:CRE) announced today that its subsidiary, CarrAmerica Realty Operating Partnership, L.P., had commenced cash tender offers for any and all of its outstanding 7.375% Senior Notes due July 1, 2007, 5.261% Senior Notes due November 30, 2007, 5.25% Senior Notes due November 30, 2007, 6.875% Senior Notes due March 1, 2008, 3.625% Senior Notes due April 1, 2009, 5.500% Senior Notes due December 15, 2010, 5.125% Senior Notes due September 1, 2011 and 7.125% Senior Notes due January 15, 2012 (collectively, the “Notes”), as well as related consent solicitations to amend such Notes and the indentures pursuant to which they were issued. The tender offers and consent solicitations are being conducted in connection with the previously announced agreement of CarrAmerica Realty Corporation to be acquired by an affiliate of The Blackstone Group.

The consent solicitations will expire at 5:00 p.m., New York City time on June 22, 2006, unless extended or earlier terminated by CarrAmerica Realty Operating Partnership, L.P. (the “Consent Payment Deadline”). Tendered Notes may not be withdrawn and the related consents may not be revoked after the Consent Payment Deadline. The tender offers will expire at 8:00 a.m., New York City time on July 13, 2006, unless extended or earlier terminated by CarrAmerica Realty Operating Partnership, L.P. (the “Offer Expiration Date”).

Holders tendering their Notes will be required to consent to proposed amendments to the Notes and to the indentures governing the Notes, which will eliminate substantially all of the restrictive covenants contained in the indentures and the Notes, eliminate certain events of default, modify covenants regarding mergers, and modify or eliminate certain other provisions contained in the indentures and the Notes. Holders may not tender their Notes without also delivering consents and may not deliver consents without also tendering their Notes.

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The total consideration for each $1,000 principal amount of Notes of each series validly tendered and not withdrawn pursuant to the related offer is the price (calculated as described in the Offer to Purchase referred to below) equal to (i) the sum of (a) the present value, determined in accordance with standard market practice, on the payment date for the Notes of $1,000 payable on the applicable maturity date of the Notes of such series plus (b) the present value of the interest that accrues and is payable from the last interest payment date prior to the payment date until the applicable maturity date for the Notes, in each case determined on the basis of a yield to such maturity date equal to the sum of (A) the yield to maturity (the “Reference Yield”) on the applicable U.S. Treasury Security specified below (the “Reference Security”), as calculated by Citigroup Global Markets Inc. and Goldman, Sachs & Co. in accordance with standard market practice, based on the bid-side price of such Reference Security as of 2:00 p.m., New York City time, on the third business day immediately preceding the Offer Expiration Date, as displayed on the applicable page of the Bloomberg Government Pricing Monitor specified in the table below or any recognized quotation source selected by Citigroup Global Markets Inc. and Goldman, Sachs & Co. in their sole discretion if the Bloomberg Government Pricing Monitor is not available or is manifestly erroneous, plus (B) the Applicable Spread (as shown in the table below), minus (ii) accrued and unpaid interest to, but not including, the payment date (in each case, the “Total Consideration”).

The Total Consideration includes a consent payment of $30.00 per $1,000 principal amount of Notes payable in respect of Notes validly tendered and not withdrawn and as to which consents to the proposed amendments are delivered on or prior to the Consent Payment Deadline. Holders of the Notes must validly tender and not withdraw Notes on or prior to the Consent Payment Deadline in order to be eligible to receive the Total Consideration for such Notes purchased in the tender offers. Holders who validly tender their Notes after the Consent Payment Deadline and on or prior to the Offer Expiration Date will be eligible to receive an amount, paid in cash, equal to the Total Consideration less the $30.00 Consent Payment. In each case, holders whose Notes are accepted for payment in the tender offers shall receive accrued and unpaid interest in respect of such purchased Notes from the last interest payment date to, but not including, the payment date for Notes purchased in the tender offers.

The following table summarizes certain terms of the tender offers.

CUSIP No.	Aggregate Principal Amount Outstanding	Security Description	Applicable Spread	Reference Security	Relevant Bloomberg Page
144418AD2	$125,000,000	7.375% Senior Notes due 2007	25 bps	3.625% US Treasury Note due 6/30/07	PX3
144418AL4	$50,000,000	5.261% Senior Notes due 2007	30 bps	4.250% US Treasury Note due 11/30/07	PX4
144418AM2	$175,000,000	5.25% Senior Notes due 2007	30 bps	4.250% US Treasury Note due 11/30/07	PX4
144418AH3	$100,000,000	6.875% Senior Notes due 2008	25 bps	4.625% US Treasury Note due 2/29/08	PX4
144418AN0	$225,000,000	3.625% Senior Notes due 2009	45 bps	4.500% US Treasury Note due 2/15/09	PX1
14441UAB7	$250,000,000	5.500% Senior Notes due 2010	50 bps	4.875% US Treasury Note due 5/31/11	PX1
14441UAA9	$200,000,000	5.125% Senior Notes due 2011	50 bps	4.875% US Treasury Note due 5/31/11	PX1
144418AK6	$400,000,000	7.125% Senior Notes due 2012	60 bps	4.875% US Treasury Note due 5/31/11	PX1

The tender offers and consent solicitations are made upon the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated June 8, 2006 (the “Offer to Purchase”), and the related Consent and Letter of Transmittal. The tender offers are subject to the satisfaction of certain conditions, including receipt of consents sufficient to approve the proposed amendments and the mergers of CarrAmerica Realty Corporation and certain of its subsidiaries with affiliates of The Blackstone Group pursuant to the previously announced merger agreement having occurred, or such mergers shall be occurring substantially concurrent with the Offer Expiration Date. Further details about the terms and conditions of the tender offers and the consent solicitations are set forth in the Offer to Purchase.

CarrAmerica Realty Operating Partnership, L.P. has retained Citigroup Global Markets Inc. and Goldman, Sachs & Co. to act as the Dealer Managers for the tender offers and Solicitation Agents for the consent solicitations and they can be contacted at (800) 558-3745 (toll-free) and (877) 686-5059 (toll-free), respectively. The documents relating to the tender offers and consent solicitations are expected to be distributed to holders beginning today. Requests for documentation may be directed to Global Bondholder Services Corporation, the Information Agent, which can be contacted at (212) 430-3774 (for banks and brokers only) or (866) 924-2200 (for all others toll-free).

This release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The offer to buy the Notes is only being made pursuant to the tender offer and consent solicitation documents, including the Offer to Purchase that CarrAmerica Realty Operating Partnership, L.P. is distributing to holders of Notes. The tender offers and consent

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solicitations are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the tender offers or consent solicitations are required to be made by a licensed broker or dealer, they shall be deemed to be made by Citigroup Global Markets Inc. or Goldman, Sachs & Co. on behalf of CarrAmerica Realty Operating Partnership, L.P.

About CarrAmerica

CarrAmerica owns, develops and operates office properties in 12 markets throughout the United States. The company has become one of America’s leading office companies by meeting the needs of its customers with superior service, a large portfolio of quality office properties and extraordinary development capabilities. Currently, CarrAmerica and its affiliates own, directly or through joint ventures, interests in a portfolio of 287 operating office properties, totaling approximately 26.4 million square feet. CarrAmerica’s markets include Austin, Chicago, Dallas, Denver, Los Angeles, Orange County, Portland, Salt Lake City, San Diego, San Francisco Bay Area, Seattle and metropolitan Washington, D.C. For additional information on CarrAmerica, including space availability, visit our web site at http://www.carramerica.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, dividends, achievements or transactions of the company and its affiliates or industry results to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such factors include, among others, the following: the satisfaction of the conditions to consummate the proposed mergers with affiliates of The Blackstone Group, including the receipt of the required stockholder approval; the actual terms of certain financings that will be obtained for the proposed mergers; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of the legal proceedings that have been instituted against CarrAmerica Realty Corporation following the announcement of the proposed mergers; the failure of the proposed mergers to close for any other reason; the amount of the costs, fees, expenses and charges related to the proposed mergers; the substantial indebtedness following consummation of the proposed mergers; national and local economic, business and real estate conditions that will, among other things, affect demand for office space, the extent, strength and duration of any economic recovery, including the effect on demand for office space and the creation of new office development, availability and creditworthiness of tenants, the level of lease rents, and the availability of financing for both tenants and CarrAmerica Realty Corporation; adverse changes in

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real estate markets, including, among other things, the extent of tenant bankruptcies, financial difficulties and defaults, the extent of future demand for office space in our core markets and barriers to entry into markets which we may seek to enter in the future, the extent of the decreases in rental rates, our ability to identify and consummate attractive acquisitions on favorable terms, our ability to consummate any planned dispositions in a timely manner on acceptable terms, and changes in operating costs, including real estate taxes, utilities, insurance and security costs; actions, strategies and performance of affiliates that we may not control or companies in which we have made investments; ability to obtain insurance at a reasonable cost; ability to maintain our status as a REIT for federal and state income tax purposes; ability to raise capital; effect of any terrorist activity or other heightened geopolitical crisis; governmental actions and initiatives; and environmental/safety requirements. For a further discussion of these and other factors that could impact CarrAmerica Realty Corporation’s future results, performance, achievements or transactions, see the documents filed by the company from time to time with the Securities and Exchange Commission (the “SEC”), and in particular the section titled, “The Company—Risk Factors” in CarrAmerica Realty Corporation’s Annual Report or Form 10-K for the fiscal year ended December 31, 2005 and its Quarterly Report on Form 10-Q for the three months ended March 31, 2006.

Additional Information About the Merger and Where to Find It

This communication is being made in respect of the proposed merger transaction involving CarrAmerica Realty Corporation and affiliates of The Blackstone Group. In connection with the proposed transaction, CarrAmerica Realty Corporation has filed a definitive proxy statement with the SEC. Before making any voting or investment decision, stockholders are urged to read the definitive proxy statement carefully and in its entirety because it contains important information about the proposed transaction.

The definitive proxy statement has been mailed to CarrAmerica Realty Corporation’s stockholders. In addition, the definitive proxy statement and other documents are available free of charge at the SEC’s Internet Web site, www.sec.gov. The definitive proxy statement and other pertinent documents also may be obtained for free at CarrAmerica Realty Corporation’s Web site, www.carramerica.com, or by contacting Stephen Walsh, Senior Vice President, CarrAmerica Realty Corporation, telephone (202) 729-1764.

CarrAmerica Realty Corporation and its directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect to the proposed transactions. Information regarding CarrAmerica Realty Corporation’s directors and executive officers is detailed in its proxy statements and annual reports on Form 10-K, previously filed with the SEC, and the definitive proxy statement relating to the proposed mergers.

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